CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)
Elbit Systems Ltd.
(Exact name of registrant as specified in its charter)
Table I - Newly Registered Securities

Security Type	Title of Securities To Be Registered	Fee Calculation Rule	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount Of Registration Fee
Equity	Ordinary Shares, nominal value 1.0 New Israeli Shekel per share (Ordinary Shares), reserved for issuance pursuant to the Elbit Systems Ltd. 2022 Equity Incentive Plan for Employees (the Plan)	Rule 457(c) and 457(h)	631,030	$760.89	$480,144,416.70	(2)	0.00013810	$66,307.94
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	211,940	$172.01	$36,455,799.40	(3)	0.00013810	$5,034.55
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	34,141	$216.53	$7,392,550.73	(4)	0.00013810	$1,020.91
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	20,797	$167.91	$3,492,024.27	(5)	0.00013810	$482.25
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	13,500	$206.31	$2,785,185.00	(6)	0.00013810	$384.63
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	1,800	$206.76	$372,168.00	(7)	0.00013810	$51.40
Equity	Ordinary Shares underlying certain outstanding stock options previously granted under the Plan	Rule 457(h)	586,792	$204.40	$119,940,284.80	(8)	0.00013810	$16,563.75
Total Offering Amounts					$650,582,428.90			$89,845.43
Total Fee Offsets								-
Net Fee Due								$89,845.43

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional Ordinary Shares of Elbit Systems Ltd. (the “Registrant”) as may become available for issuance pursuant to the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h) thereunder, the product of 631,030 Ordinary Shares reserved for issuance under the Plan and $760.89, the average of the high and low prices of Ordinary Shares as reported on the Nasdaq Global Select Market on May 21, 2026, which is within five business days of this filing.

(3)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $172.01 per share for each such outstanding stock option.
(4)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $216.53 per share for each such outstanding stock option.
(5)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $167.91 per share for each such outstanding stock option.
(6)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $206.31 per share for each such outstanding stock option.
(7)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $206.76 per share for each such outstanding stock option.
(8)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for Ordinary Shares reserved for issuance upon the exercise of certain of the outstanding stock options granted under the Plan are determined using the exercise price of $204.40 per share for each such outstanding stock option.